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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-91523, 333-91525, and 333-59293) pertaining to the SMC Cash
Accumulation Plan, The SCPIE Holdings Inc. Employees Stock Purchase Plan, and The 1997 Equity Participation Plan of SCPIE Holdings Inc., respectively, of our report dated March 1, 2002, with respect to the consolidated financial statements and schedules included in its Annual Report (Form 10-K) for the year ended December 31, 2001.

 /s/ ERNST & YOUNG LLP
Los Angeles, California
March 26, 2002